Exhibit 99.1

FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	Tiptree Financial Inc. GAAP net income of $5.6 million, up $6.6 million from a loss of $1.0 million in the prior year period.

•	Tiptree Operating Company, LLC GAAP net income of $7.4 million, up $9.4 million from a loss of $2.0 million in the prior year period.

•	Tiptree Operating Company, LLC Total Adjusted EBITDA of $15.3 million, up 18% or $2.4 million from the prior year period.

•	Declared dividend of $0.025 per share to Class A stockholders of record on May 23, 2016 with a payment date of May 30, 2016.

•	GAAP book value of $9.12 per Class A common share and $9.03 per share of Tiptree Operating Company, LLC as of March 31, 2016.

New York, New York - May 10, 2016 - Tiptree Financial Inc. (NASDAQ:TIPT) (“Tiptree Financial”), a diversified holding company which operates in the insurance and insurance services, specialty finance, asset management and real estate industries, today announced its financial results for the quarter ended March 31, 2016. This release reports both the results of Tiptree Operating Company, LLC (“Tiptree” or the “Company”) and the results available to Tiptree Financial’s Class A stockholders.

First Quarter 2016 Highlights

•
Fortegra Financial Corporation (“Fortegra”) contributed $9.0 million in pre-tax earnings to consolidated results for the three months ended March 31, 2016 compared to $4.0 million for the prior year period.

•	Care acquired 2 seniors housing communities with assets of $55 million. As a result of acquisitions in 2015 and 2016, Care revenues grew $4.5 million, or 47.4%.

•	Purchased an additional $11.9 million in non-performing residential mortgage loans securing single family properties (“NPLs”), bringing the Company’s total investment in NPLs to $51.6 million.

•	Simplified Tiptree Financial’s corporate structure by creating a consolidated group among Tiptree Financial and its subsidiaries for U.S. federal income tax purposes effective January 1, 2016.

•	Raised $22 million in proceeds through the sale of our tax exempt portfolio in the quarter and Star Asia investment in early April, available to redeploy into our core businesses.

First Quarter 2016 Financial Overview
Consolidated Results
The Company had net income before taxes from continuing operations of $5.0 million for the three months ended March 31, 2016, which was an increase of $10.8 million from the three months ended March 31, 2015. The key drivers of pretax results from continuing operations were improved revenues and investment income from our insurance and insurance services segment, increased rental income in our senior housing real estate operations, and unrealized gains on principal investments partially offset by increased expenses in specialty finance and higher corporate expenses associated with our effort to improve our controls and financial reporting infrastructure.

For the three months ended March 31, 2016, the Company reported revenues of $131.8 million, an increase of $42.7 million from the three months ended March 31, 2015. The primary drivers of the increase in revenues were period-over-period improvements in earned premiums, service and administrative fees and investment income in our insurance and insurance services segment, the acquisition of Reliance in specialty finance and of senior housing properties at Care, and improvement in the performance of our principal investments.

For the three months ended March 31, 2016, the Company had expenses of $127.9 million, an increase of $33.3 million from the three months ended March 31, 2015. The primary drivers of the increase in expenses were commission expenses in insurance and insurance services as a result of the growth in written premiums, higher payroll and commission expense primarily related to the addition of Reliance volume and an increase in headcount in specialty finance, increased operating expenses and depreciation and amortization associated with our increased investments in our real estate segment and increases in corporate payroll and professional expenses to improve our reporting and controls infrastructure.

For the three months ended March 31, 2016, the Company reported Adjusted EBITDA from continuing operations of $15.3 million, an increase of $10.6 million from the three months ended March 31, 2015. The key drivers of the change in Adjusted EBITDA were the same as those which impacted our pretax income from continuing operations.

The Company reported total Adjusted EBITDA for the three months ended March 31, 2016 of $15.3 million, an increase of $2.4 million from the three months ended March 31, 2015. The primary drivers of the increase were the same factors that impacted Adjusted EBITDA from continuing operations, partially offset by the loss of income from discontinued operations from 2015.

Management believes that Adjusted EBITDA provides a supplementary metric to enhance investors’ understanding of the on-going earnings potential of the Company’s businesses and an indication of the Company’s ability to generate additional funds for re-investment in the combined businesses. Because it is a Non-GAAP measure, it should be reviewed in conjunction with the Company’s GAAP results. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for further information relating to the Company’s Adjusted EBITDA measure, including a reconciliation to GAAP net income.

Segment Results
Insurance and Insurance Services segment

The Company’s insurance and insurance services segment is comprised of its wholly-owned Fortegra subsidiary, which was acquired in December 2014. The acquisition of Fortegra resulted in purchase price accounting adjustments in our insurance and insurance services segment giving effect to the push-down accounting treatment of the acquisition. These adjustments include setting deferred cost assets to a fair value of zero, modifying deferred revenue liabilities to their respective fair values, and recording a substantial intangible asset representing the value of the business acquired (“VOBA”). The application of push-down accounting creates a modest impact to net income, but significantly impacts individual assets, liabilities, revenues, and expenses. Due to acquisition accounting, the line items through which revenue and expenses relate to acquired contracts are recognized in a single line item, depreciation and amortization, and are different than newly originated contracts. To allow for better period-over-period comparison of operations, we eliminated the effects of purchase accounting (“As Adjusted”). The Company believes that As Adjusted information provides useful supplemental information to investors, but should be reviewed in conjunction with their nearest GAAP equivalent. See “Non-GAAP Financial Measures - Fortegra” below for further information, including a reconciliation from GAAP results to As Adjusted results.

Insurance and insurance services segment pre-tax income was $9.0 million in the three months ended March 31, 2016, an increase of $5.0 million or 123.5% over the prior year period operating results. The primary drivers of the improvement in period-over-period results was a reduction in total operating expenses of $8.2 million, primarily in depreciation and amortization expenses associated with the VOBA, partially offset by a reductions in net revenues of $3.2 million driven by competition in the warranty segment.

As Adjusted pre-tax income was $8.5 million for the three months ended March 31, 2016, an increase of $5.0 million or 141.8%. The primary drivers of the period-over-period improvement include an increase in net revenues of $4.0 million driven by improvements in credit protection investment income, earned premiums and service fees. As Adjusted operating expenses were down $1.0 million as a result of cost actions taken throughout 2015 to reduce headcount and professional fees.

For insurance and insurance services, the main components of revenue are service and administrative fees, ceding commissions and earned premiums, net. Total revenues were $89.3 million for the three months ended March 31, 2016, up $16.9 million, or 23.4% over the prior year period. The increase was primarily driven by an increase in earned premiums of $7.3 million, or 19.4%, and increase of $8.4 million, or 38.2%, in service and administrative fees, and an increase of $2.2 million in investment income, all of which were slightly offset by a decrease of $5.4 million in period-over-period impacts of purchase accounting.

As Adjusted net revenues were $30.7 million for the three months ended March 31, 2016, up $4.0 million or 14.9% from the comparable 2015 period. The increase was primarily driven by improvements in the credit protection and specialty products, as reduced claim activity and investment income on float drove the year-over-year favorability. Those improvements were dampened slightly by a reduction in period-over-period As Adjusted net revenues for cell phone warranty contracts as competitive pressures remain.

Operating expenses in the insurance and insurance services segment are composed of payroll and employee commissions, interest expense, professional fees, depreciation and amortization expenses and other expenses. Segment operating expenses in the three months ended March 31, 2016 were $23.6 million, a decrease of $8.2 million or 25.8% as compared to the previous year period costs. The primary driver of the period-over-period decrease was attributable to lower depreciation and amortization expense as a result of the decline in purchase accounting impact from the amortization of the fair value attributed to the insurance policies and contracts acquired, which was $1.5 million for the three months ended March 31, 2016 versus $9.4 million in the comparable 2015 period. As Adjusted operating expenses of $22.2 million were down period-over-period as a result of continued cost reduction efforts.

Insurance and insurance services segment adjusted EBITDA was $12.0 million for the three months ended March 31, 2016 an increase of $3.8 million for the same period year-over-year. The key drivers of Adjusted EBITDA growth was higher credit insurance and specialty products revenues and flat operating expenses, adjusted for the impact of purchase accounting effects, partially offset by lower warranty revenues driven by competition in the cell phone warranty business. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Specialty Finance segment

Specialty finance segment pre-tax loss was $1.0 million for three months ended March 31, 2016, compared with pre-tax income of $0.4 million for the same period in 2015. The key driver of the decrease was higher expense growth relative to volume growth, caused by investment in marketing expenses and costs of additional sales personnel. Growth in volume tends to lag the hiring of new loan officers as the full ramp up of productivity takes four to six months.

Segment revenues were $16.6 million for the three months ended March 31, 2016, compared with $6.3 million for the comparable 2015 period, an increase of $10.3 million or 164.8%. Segment expenses were $17.5 million in the three months ended March 31, 2016, compared with $5.8 million in the comparable 2015 period, an increase of $11.7 million or 201.5%. Higher expenses more than offset higher revenues, resulting in declining profitability year-over-year. Primarily drivers include unfavorable market conditions which dampened organic origination growth excluding the impact of the Reliance acquisition, increasing payroll expenses as the businesses expand headcount to produce future originations, and increased professional expenses for audit and internal control over financial reporting.

Specialty finance segment Adjusted EBITDA was a loss of $0.7 million for the three months ended March 31, 2016 compared to income of $0.6 million in the prior year period. The decline in Adjusted EBITDA was driven by the increased expenses, which more than offset increases in volume and revenue from the Reliance acquisition. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for further information relating to the Company’s adjusted EBITDA measure, including a reconciliation to GAAP net income.

Real Estate segment

Care had a pre-tax loss of $3.9 million for three months ended March 31, 2016, compared with pre-tax loss of $4.2 million for the same period in 2015. In February and March of 2015, Care made significant investments in 11 senior housing properties. The increase in the number of properties in the first quarter of 2016 and 2015 generated higher rental and other income in the 2016 period compared with the comparable 2015 period, however the Company also incurred additional depreciation, amortization and interest expenses as a consequence of the growth in Care’s property portfolio.

Care’s segment NOI was $4.9 million for the three months ended March 31, 2016, compared with $3.1 million in the prior year period, an increase of $1.8 million or 56.7%, primarily as a result of an increase in rental revenue partially offset by increased property operating expenses.

Care had Adjusted EBITDA of $2.1 million for the three months ended March 31, 2016, compared to $0.6 million in the three months ended March 31, 2015 with the drivers being the same as mentioned above for pre-tax income. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Asset Management

Pre-tax net income for the asset management segment was $1.7 million for three months ended March 31, 2016, compared with pre-tax net income of $1.9 million for the prior year period, a decrease of $0.2 million. The key drivers of decline were a reduction in management fees by $0.2 million, offset by an increase an increase in other income of $0.3 million, and further reduced by an increase of payroll and employee commissions of $0.4 million. The reduction in management fees was driven by a combination of AUM declines in our older CLOs which are past their reinvestment periods and lower fees as described below. The other income was a gain on extinguishment of an obligation to share future management fees for an amount that was significantly below its carrying value.

Asset management segment adjusted EBITDA was $1.7 million for 2016 compared to $1.9 million in the prior year. The decline was driven by the same factors discussed above. See “Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Net Income attributable to CLOs managed by the Company

Including the net income from our deconsolidated CLOs, pre-tax income from the Company’s CLO business was $2.8 million for the three months ended March 31, 2016, compared with pre-tax income of $0.7 million in 2015. The primary driver of the year-over-year increase of $2.1 million was lower realized and unrealized losses incurred on the Company’s holdings of subordinated notes which was only partially offset by reduced distributions from the subordinated notes. The lower management fees were due to the runoff of Telos 1 and Telos 2, which are past their reinvestment period, plus the impact of lower fees on later CLOs. The lower distributions from the subordinated notes in 2016 compared to the prior year is primarily due to our sales of CLO subordinated notes during the second quarter of 2015. The realized and unrealized losses in the three months ended March 31, 2016 and March 31, 2015 were due to the mark-to-market write-down in our retained CLO subordinated note holdings.
See “Non-GAAP Financial Measures - CLO Net Income” below for a reconciliation to GAAP net income.

Corporate and Other

The Company’s corporate and other segment incorporates revenues from the Company’s investments in CLOs and tax exempt securities, income from the Company’s credit investment portfolio and net gains or losses from the Company’s corporate finance activity, including the interest rate and credit derivative risk mitigation transactions. Segment expenses include interest expense on the Fortress credit facility and head office payroll and other expenses.

Pre-tax loss from the corporate and other segment for the three months ended March 31, 2016 was $0.8 million compared to $8.0 million in the prior year period. The primary drivers of this difference is the result of a pre-tax gain of $2.8 million in our credit investments, consisting primarily of interest income from our Telos 7 warehouse and our credit opportunities fund, which were not formed in the prior year period, as well as a $5.8 million unrealized gains on investments compared with net unrealized losses of $0.7 million in the prior year period, offset by increased corporate payroll and other expenses as the Company expanded its staff and other professional support as a result of its efforts to improve reporting and controls infrastructure.

Earnings Conference Call
Tiptree Financial will host a conference call on Wednesday, May 11, 2016 at 10:00 a.m. Eastern Time to discuss its first quarter 2016 financial results. A copy of our investor presentation for the first quarter 2016, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreefinancial.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreefinancial.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.
A replay of the call will be available from Wednesday, May 11, 2016 at 1:00 p.m. Eastern Time, until midnight Eastern on Wednesday, May 18, 2016. To listen to the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), Passcode: 13635901.

About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in five industries: insurance and insurance services, specialty finance, asset management and real estate. Tiptree’s principal investments are included in a corporate and others segment.

Tiptree Financial operates its business through Tiptree Operating Company, LLC, which, effective January 1, 2016 was economically owned 81% by Tiptree Financial.

Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Financial Inc.	As of
Consolidated Balance Sheets (unaudited, in thousands except per share amounts)	March 31, 2016	December 31, 2015
Assets	(Unaudited)
Cash and cash equivalents	$43,225	$69,400
Restricted cash	21,951	18,778
Securities, available for sale (cost or amortized cost: $182,821 at March 31, 2016 and $185,046 at December 31, 2015)	185,092	184,703
Loans, at fair value	325,912	273,559
Loans owned, at amortized cost, net	58,897	52,531
Mortgage loans held for sale, at fair value (pledged as collateral: $84,745 at March 31, 2016 and $112,743 at December 31, 2015)	93,532	120,836
Notes receivable, net	21,532	21,696
Accounts and premiums receivable, net	78,134	57,056
Reinsurance receivables	373,854	352,926
Deferred acquisition costs	56,185	57,858
Real estate, net	254,072	203,961
Goodwill and intangible assets, net	184,021	186,107
Other receivables	69,919	62,247
Other assets	111,165	104,500
Assets of consolidated CLOs	722,418	728,812
Total assets	$2,599,909	$2,494,970
Liabilities and Stockholders’ Equity
Liabilities
Debt, net	$713,071	$666,952
Unearned premiums	404,100	389,699
Policy liabilities and unpaid claims	89,927	80,663
Deferred revenue	58,646	63,081
Reinsurance payables	71,932	65,840
Commissions payable	15,358	14,866
Deferred tax liabilities	19,069	22,699
Other liabilities and accrued expenses	123,342	94,420
Liabilities of consolidated CLOs	694,012	698,316
Liabilities held for sale and discontinued operations	734	740
Total liabilities	$2,190,191	$2,097,276
Stockholders’ Equity
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock - Class A: $0.001 par value, 200,000,000 shares authorized, 34,914,772 and 34,899,833 shares issued and outstanding, respectively	35	35
Common stock - Class B: $0.001 par value, 50,000,000 shares authorized, 8,049,029 and 8,049,029 shares issued and outstanding, respectively	8	8
Additional paid-in capital	296,531	297,063
Accumulated other comprehensive income (loss), net of tax	1,277	(111)
Retained earnings	20,522	15,845
Total stockholders’ equity to Tiptree Financial Inc.	318,373	312,840
Non-controlling interests (including $72,721 and $69,278 attributable to Tiptree Financial Partners, L.P., respectively)	91,345	84,854
Total stockholders’ equity	409,718	397,694
Total liabilities and stockholders’ equity	$2,599,909	$2,494,970

Book Value Per Share - Tiptree Financial Inc.	March 31, 2016	December 31, 2015
Total stockholders’ equity of Tiptree Financial Inc.	$318,373	$312,840
Class A common stock outstanding	34,915	34,900
Class A book value per common share (1)	$9.12	$8.96
Note: (1) See “—Tiptree Financial Inc. and the Company Book Value Per Share” below for further discussion of book value per common share.

Tiptree Financial Inc.
Consolidated Statements of Operations

	Three Months Ended March 31,
	2016	2015
Revenues:
Net realized and unrealized gains (losses)	$6,177	$(98)
Interest income	7,685	2,883
Service and administrative fees	30,310	21,927
Ceding commissions	10,703	9,937
Earned premiums, net	44,615	37,353
Gain on sale of loans held for sale, net	13,515	2,731
Loan fee income	2,334	1,399
Rental revenue	12,724	9,369
Other income	3,743	3,562
Total revenues	131,806	89,063

Expenses:
Interest expense	6,480	5,129
Payroll and employee commissions	30,608	20,341
Commission expense	33,038	16,528
Member benefit claims	5,750	7,579
Net losses and loss adjustment expense	17,948	12,450
Professional fees	7,362	4,628
Depreciation and amortization	8,377	15,464
Acquisition and transaction costs	383	1,349
Other expenses	17,990	11,144
Total expenses	127,936	94,612

Results of consolidated CLOs:
Income attributable to consolidated CLOs	7,677	9,050
Expenses attributable to consolidated CLOs	6,572	9,361
Net income (loss) attributable to consolidated CLOs	1,105	(311)
Income (loss) before taxes from continuing operations	4,975	(5,860)
Less: provision (benefit) for income taxes	(2,439)	(1,496)
Income (loss) from continuing operations	7,414	(4,364)

Discontinued operations:
Income from discontinued operations, net	—	2,345
Discontinued operations, net	—	2,345
Net income (loss) before non-controlling interests	7,414	(2,019)
Less: net income (loss) attributable to non-controlling interests - Tiptree Financial Partners, L.P.	2,629	(860)
Less: net (loss) attributable to non-controlling interests - Other	(770)	(180)
Net income (loss) available to common stockholders	$5,555	$(979)

Net income (loss) per Class A common share:
Basic, continuing operations, net	$0.16	$(0.08)
Basic, discontinued operations, net	—	0.05
Basic earnings per share	0.16	(0.03)

Diluted, continuing operations, net	0.16	(0.08)
Diluted, discontinued operations, net	—	0.05
Diluted earnings per share	$0.16	$(0.03)

Weighted average number of Class A common shares:
Basic	34,976,485	32,138,455
Diluted	35,084,505	32,138,455

Tiptree Financial Inc.
Segment Statements of Operations
(Unaudited, in thousands)

	Three months ended March 31, 2016
	Insurance and insurance services	Specialty finance	Real estate	Asset management	Corporate and other	Total
Net realized and unrealized (losses) gains	$2,108	$(96)	$—	$—	$5,884	$7,896
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	(1,719)	—	—	—	(1,719)
Interest income	1,312	2,356	20	—	3,997	7,685
Service and administrative fees	30,310	—	—	—	—	30,310
Ceding commissions	10,703	—	—	—	—	10,703
Earned premiums, net	44,615	—	—	—	—	44,615
Gain on sale of loans held for sale, net	—	13,515	—	—	—	13,515
Loan fee income	—	2,334	—	—	—	2,334
Rental revenue	—	—	12,724	—	—	12,724
Other income	264	176	1,146	2,006	151	3,743
Total revenue	89,312	16,566	13,890	2,006	10,032	131,806

Interest expense	1,155	1,185	1,854	—	2,286	6,480
Payroll and employee commissions	9,587	11,468	5,638	1,241	2,674	30,608
Commission expense	33,038	—	—	—	—	33,038
Member benefit claims	5,750	—	—	—	—	5,750
Net losses and loss adjustment expense	17,948	—	—	—	—	17,948
Depreciation and amortization	3,983	202	4,130	—	62	8,377
Other expenses	8,854	4,694	6,127	105	5,955	25,735
Total expense	80,315	17,549	17,749	1,346	10,977	127,936
Net income attributable to consolidated CLOs	—	—	—	1,000	105	1,105
Pre-tax income (loss)	$8,997	$(983)	$(3,859)	$1,660	$(840)	$4,975
Less: provision for income taxes						(2,439)
Net income before non-controlling interests						$7,414
Less: net income attributable to non-controlling interests from continuing operations and discontinued operations						1,859
Net income available to common stockholders						$5,555

Segment Assets as of March 31, 2016
Segment assets	$981,412	$186,260	$278,634	$1,966	$429,219	$1,877,491
Assets of consolidated CLOs						722,418
Total assets						$2,599,909

Tiptree Financial Inc.
Segment Statements of Operations
(Unaudited, in thousands)

	Three months ended March 31, 2015
	Insurance and insurance services	Specialty finance	Real estate	Asset management	Corporate and other	Total
Net realized and unrealized gains (losses) on investments	$(5)	$715	$(485)	$—	$(323)	$(98)
Interest income	1,230	1,353	19	—	281	2,883
Service and administrative fees	21,927	—	—	—	—	21,927
Ceding commissions	9,937	—	—	—	—	9,937
Earned premiums, net	37,353	—	—	—	—	37,353
Gain on sale of loans held for sale, net	—	2,731	—	—	—	2,731
Loan fee income	—	1,399	—	—	—	1,399
Rental revenue	—	17	9,352	—	—	9,369
Other income	1,937	40	538	1,047	—	3,562
Total revenue	72,379	6,255	9,424	1,047	(42)	89,063

Interest expense	1,739	511	1,330	—	1,549	5,129
Payroll and employee commissions	10,405	3,724	3,923	848	1,441	20,341
Commission expense	16,528	—	—	—	—	16,528
Member benefit claims	7,579	—	—	—	—	7,579
Net losses and loss adjustment expense	12,450	—	—	—	—	12,450
Depreciation and amortization	11,954	122	3,388	—	—	15,464
Other expenses	7,698	1,463	4,964	162	2,834	17,121
Total expense	68,353	5,820	13,605	1,010	5,824	94,612
Net income (loss) attributable to consolidated CLOs	—	—	—	1,837	(2,148)	(311)
Pre-tax income (loss)	$4,026	$435	$(4,181)	$1,874	$(8,014)	$(5,860)
Less: (benefit) for income taxes						(1,496)
Discontinued operations						2,345
Net (loss) before non-controlling interests						$(2,019)
Less: net (loss) attributable to non-controlling interests from continuing operations and discontinued operations						(1,040)
Net (loss) available to common stockholders						$(979)

Segment Assets as of December 31, 2015
Segment assets	$929,054	$208,201	$230,546	$1,820	$396,537	$1,766,158
Assets of consolidated CLOs						728,812
Total assets						$2,494,970

Tiptree Financial Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
Management uses EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that use of these financial measures on a consolidated basis and for each segment provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. The Company believes segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. These measures are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for net income. The Company’s presentation of these measures may differ from similarly titled non-GAAP financial measures used by other companies. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add back significant acquisition related costs, (iv) adjust for significant relocation costs and (v) any significant one-time expenses.

Reconciliation from the Company’s GAAP net income to Non-GAAP financial measures - EBITDA and Adjusted EBITDA (Unaudited)
($ in thousands)	Three months ended March 31,
	2016	2015
Net income available to Class A common stockholders	$5,555	$(979)
Add: net income attributable to non-controlling interests	1,859	(1,040)
Less: net income from discontinued operations	—	2,345
(Loss) income from Continuing Operations of the Company	$7,414	$(4,364)
Consolidated interest expense	6,480	5,129
Consolidated income taxes	(2,439)	(1,496)
Consolidated depreciation and amortization expense	8,377	15,464
EBITDA from Continuing Operations	$19,832	$14,733
Consolidated non-corporate and non-acquisition related interest expense(1)	(4,278)	(1,841)
Effects of purchase accounting(2)	(2,030)	(9,483)
Non-cash fair value adjustments(3)	1,416	—
Significant acquisition expenses(4)	383	1,349
Subtotal Adjusted EBITDA from Continuing Operations of the Company	$15,323	$4,758

Income from Discontinued Operations of the Company	$—	$2,345
Consolidated interest expense	—	2,654
Consolidated income taxes	—	2,742
Consolidated depreciation and amortization expense	—	457
EBITDA from Discontinued Operations	$—	$8,198
Subtotal Adjusted EBITDA from Discontinued Operations of the Company	$—	$8,198

Total Adjusted EBITDA of the Company	$15,323	$12,956

Notes

(1)
The consolidated non-corporate and non-acquisition related interest expense is subtracted from EBITDA to arrive at Adjusted EBITDA. This includes interest expense associated with asset-specific debt at subsidiaries in the insurance and insurance services, specialty finance, real estate and corporate and other segments.

(2)
Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated by $4.4 million and current period income associated with deferred revenues were less favorably stated by $2.4 million. Thus, the purchase accounting effect related to Fortegra, increased EBITDA in the first quarter of 2016 by $2.0 million above what the historical basis of accounting would have generated. The impact of this purchase accounting adjustments have been reversed to reflect an adjusted EBITDA without such purchase accounting effect.

(3)	For Care, Adjusted EBITDA excludes the impact of the change of fair value of interest rate swaps hedging the debt at the property level to conform to our updated interest rate hedging policy.

(4)	For the first quarter of 2016, $0.4 million of acquisition related costs represents costs in connection with Care’s acquisition of two properties which included taxes, legal costs and other expenses.

Segment EBITDA and Adjusted EBITDA from continuing operations - Three Months Ended March 31, 2016 and March 31, 2015

($ in thousands)	Segment EBITDA and Adjusted EBITDA - Three Months Ended March 31, 2016 and March 31, 2015
	Insurance and insurance services		Specialty finance		Real estate		Asset management		Corporate and other		Totals
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Pre-tax income/(loss)	$8,997	$4,026	$(983)	$435	$(3,859)	$(4,181)	$1,660	$1,874	$(840)	$(8,014)	$4,975	$(5,860)
Add back:
Interest expense	1,155	1,739	1,185	511	1,854	1,330	—	—	2,286	1,549	6,480	5,129
Depreciation and amortization expenses	3,983	11,954	202	122	4,130	3,388	—	—	62	—	8,377	15,464
Segment EBITDA	$14,135	$17,719	$404	$1,068	$2,125	$537	$1,660	$1,874	$1,508	$(6,465)	$19,832	$14,733

EBITDA adjustments:
Asset-specific debt interest	(99)	—	(1,134)	(511)	(1,854)	(1,330)	—	—	(1,191)	—	(4,278)	(1,841)
Effects of purchase accounting	(2,030)	(9,483)	—	—	—	—	—	—	—	—	(2,030)	(9,483)
Non-cash fair value adjustments	—	—	—	—	1,416	—	—	—	—	—	1,416	—
Significant acquisition expenses	—	—	—	—	383	1,349	—	—	—	—	383	1,349
Segment Adjusted EBITDA	$12,006	$8,236	$(730)	$557	$2,070	$556	$1,660	$1,874	$317	$(6,465)	$15,323	$4,758

Non-GAAP Financial Measures - Fortegra

The following table presents our insurance and insurance services segment results on a GAAP basis and an As Adjusted basis (a non GAAP measure which excludes the effects of purchase price accounting which management believes provides for better period-over-period comparison of the underlying operating performance of the business and aligns more closely with the basis upon which management performance is measured). Due to acquisition accounting, the line items through which revenue and expenses relate to acquired contracts are recognized in a single line item, depreciation and amortization, and are different than newly originated contracts. To allow for better period-over-period comparison of operations, we eliminated the effects of purchase accounting. The Company believes that As Adjusted information provides useful supplemental information to investors, but should be reviewed in conjunction with their nearest GAAP equivalent. Investors should not consider these Non-GAAP financial measures as a substitute for the financial information that Fortegra reports in accordance with U.S. GAAP.  These Non-GAAP financial measures reflect subjective determinations by Fortegra management, and may differ from similarly titled Non-GAAP financial measures presented by other companies. See the below table for a reconciliation from actual to As Adjusted financials.

	Three months ended March 31, 2016				Three months ended March 31, 2015
($ in thousands)	GAAP	Adjustments		Non-GAAP As Adjusted	GAAP	Adjustments		Non-GAAP As Adjusted
Revenues:
Earned premiums	$44,615	$—		$44,615	$37,353	$—		$37,353
Service and administrative fees	30,310	2,196	(2)	32,506	21,927	6,150	(2)	28,077
Ceding commissions	10,703	191	(3)	10,894	9,937	1,602	(3)	11,539
Interest income(1)	3,420	—		3,420	1,225	—		1,225
Other Income	264	—		264	1,937	—		1,937
Total revenues	89,312	2,387		91,699	72,379	7,752		80,131
Less:
Commission expense	33,038	4,263	(4)	37,301	16,528	16,854	(4)	33,382
Member benefit claims	5,750	—		5,750	7,579	—		7,579
Net losses and loss adjustment expenses	17,948	—		17,948	12,450	—		12,450
Net revenues	32,576	(1,876)		30,700	35,822	(9,102)		26,720
Expenses:
Interest expense	1,155	—		1,155	1,739	—		1,739
Payroll and employee commissions	9,587	—		9,587	10,405	—		10,405
Depreciation and amortization expenses	3,983	(1,487)	(5)	2,496	11,954	(9,389)	(5)	2,565

	Three months ended March 31, 2016				Three months ended March 31, 2015
($ in thousands)	GAAP	Adjustments		Non-GAAP As Adjusted	GAAP	Adjustments		Non-GAAP As Adjusted
Other expenses	8,854	153	(6)	9,007	7,698	816	(6)	8,514
Total operating expenses	23,579	(1,334)		22,245	31,796	(8,573)		23,223
Income before taxes from continuing operations	$8,997	$(542)		$8,455	$4,026	$(529)		$3,497

Notes:
(1) Includes net realized and unrealized gains and (losses) on investments.
(2) Represents service fee revenues that would have been recognized had purchase accounting effects not been recorded. Deferred service fee liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.
(3) Represents ceding commission revenues that would have been recognized had purchase accounting effects not been recorded. Deferred ceding commissions liabilities at the acquisition date were reduced to reflect the purchase accounting fair value.
(4) Represents additional commissions expense that would have been recorded without purchase accounting; the values of deferred commission assets were eliminated in purchase accounting.
(5) Represents the removal of net additional depreciation and amortization expense that would not have been recorded without purchase accounting; fixed assets and amortizing intangible assets were adjusted in purchase accounting based on fair value analyses.
(6) Represents additional premium tax and other acquisition expenses that would have been recorded without purchase accounting; values of deferred acquisition costs were eliminated in purchase accounting.

Non-GAAP Financial Measures - Net revenues
For insurance and insurance services, Net revenues, which is a non-GAAP financial measure, is shown as total revenue less commissions paid to brokers, member benefit claims and net loss and loss adjustment expenses. Year over year comparisons of total revenues are often impacted by clients’ choice as to whether to retain risk. We use net revenues as another means of understanding product contributions to our results and provides a comparison of period-over-period risk retained by the Company. Net revenues also adds supplemental information for investors to understand profitability of various products after reinsurance payments, claims and losses.

Reconciliation from GAAP Total revenue to
Non-GAAP financial measure - Net revenues
(Unaudited)

($ in thousands)	Credit Protection		Warranty		Specialty Products		Services and Other(1)		Insurance Total
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Income:
Earned premiums	$29,294	$27,700	$9,149	$6,939	$6,172	$2,714	$—	$—	$44,615	$37,353
Service and administrative fees	11,438	5,480	15,678	19,011	3,147	896	2,243	2,690	32,506	28,077
Ceding commissions	10,893	11,529	1	10	—	—	—	—	10,894	11,539
Interest income (2)	2,955	707	—	—	—	—	465	518	3,420	1,225
Other income	147	134	93	1,777	30	26	(6)	—	264	1,937
Total revenue	54,727	45,550	24,921	27,737	9,349	3,636	2,702	3,208	91,699	80,131

Income Adjustments:
Net losses and member benefit claims	$7,228	$6,950	$10,510	$11,114	$5,953	$1,909	$7	$56	$23,698	$20,029
Commissions	28,559	24,162	7,628	8,825	1,026	439	88	(44)	37,301	33,382
Total income adjustments	35,787	31,112	18,138	19,939	6,979	2,348	95	12	60,999	53,411

As Adjusted net revenues	$18,940	$14,438	$6,783	$7,798	$2,370	$1,288	$2,607	$3,196	$30,700	$26,720

(1) Services and Other include Consecta, Financial Services, Insurance Services, ImageWorks, VOBA and Other
(2) Includes net realized and unrealized gains (losses) on investments

Non-GAAP Financial Measures - NOI

We evaluate performance of our real estate segment based on net operating income (“NOI”). We consider NOI as an important supplemental measure used to evaluate the operating performance of our real estate segment because it allows investors, analysts and our management to assess our unleveraged property-level operating results and to compare our operating results between periods and to the operating results of other real estate companies on a consistent basis. In addition, NOI is the basis upon which our partners in the Managed Properties are compensated. We define NOI as total revenue less property operating expense. Property operating expenses and resident fees and services are not relevant to Care’s Triple Net Lease Properties since Care does not manage the underlying operations and substantially all expenses are passed through to the tenant. Our calculation of NOI may differ from similarly titled non-GAAP financial measures used by other companies. NOI is not a measure of financial performance or liquidity under GAAP and should not be considered a substitute for pre-tax income. The following tables present revenues and expenses, which include amounts attributable to non-controlling interests, by property type in our real estate segment for the three months ended March 31, 2016 and 2015, respectively.

Reconciliation of NOI to Pre-tax Income

	Three months ended March 31, 2016			Three months ended March 31, 2015
($ in thousands)	Triple Net Lease Operations	Managed Properties	Consolidated	Triple Net Lease Operations	Managed Properties	Consolidated
Revenues
Resident fees and services	$—	$882	$882	$—	$436	$436
Rental revenue	$1,844	10,880	12,724	$1,058	8,294	9,352
Less: Property operating expenses	—	8,705	8,705	—	6,661	6,661
Segment NOI	$1,844	$3,057	$4,901	$1,058	$2,069	$3,127

Other income			$284			$(365)

Less: Expenses
Interest expense			1,854			1,330
Payroll and employee commissions			658			593
Depreciation and amortization			4,130			3,388
Other expenses			2,402			1,632
Pre-tax income (loss)			$(3,859)			$(4,181)

Non-GAAP Financial Measures - CLO Net Income
The Company deconsolidated the results of Telos 1, Telos 2, Telos 3 and Telos 4 for the period that we did not own the subordinated notes for the three months ended March 31, 2016 but not for the prior year period. The table below shows the results attributable to the CLOs both on a consolidated basis and an unconsolidated basis, which is a non-GAAP measure, for the three months ended March 31, 2016. Management believes is helpful to investors for year-over-year comparative purposes, given that Telos 2 and Telos 4 were not deconsolidated until Q2 2015 when we sold our retained interests in each CLO.

($ in thousands)	Net Income attributable to CLOs managed by the Company
	Three months ended March 31,
	2016			2015
	Consolidated	Not consolidated(1)	Non-GAAP total	Consolidated(2)	Not consolidated(1)	Non-GAAP total
Management fees paid by the CLOs to the Company(3)	$669	$1,951	$2,620	$1,837	$984	$2,821
Distributions from the subordinated notes held by the Company	2,749	72	2,821	5,657	69	5,726
Realized and unrealized (losses) gains on subordinated notes held by the Company	(2,313)	(292)	(2,605)	(7,805)	—	(7,805)
Net (loss) income attributable to the CLOs	$1,105	$1,731	$2,836	$(311)	$1,053	$742

Notes:
(1) Represents amounts from Telos 1, Telos 2, Telos 3 and Telos 4, which have been deconsolidated for the period that we did not own the subordinated notes. See Note 16—Assets and Liabilities of Consolidated CLOs, in the Form 10-Q for the quarter ended March 31, 2016, regarding the deconsolidation of certain of our CLOs.
(2) Includes amounts from Telos 2 and Telos 4 of $1.2 million which were deconsolidated and sold in the second quarter of 2015.
(3) Management fees to Telos are shown net of any management fee participation by Telos to others.

Tiptree Financial Inc. and the Company
Book Value Per Share
(Unaudited, in thousands, except per share amounts)

Tiptree Financial’s book value per share was $9.12 as of March 31, 2016 compared with $8.96 as of December 31, 2015. Total stockholders’ equity for the Company was $388.2 million as of March 31, 2016, which comprised total stockholders’ equity of $409.7 million adjusted for $18.6 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company and net assets of $2.9 million wholly owned by Tiptree Financial Inc. Total stockholders’ equity for the Company was $369.7 million as of December 31, 2015, which comprised total stockholders’ equity of $397.7 million adjusted for $15.6 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care and net assets of $12.5 million wholly owned by Tiptree Financial Inc. Additionally, the Company’s book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP. The total shares as of March 31, 2016 and December 31, 2015 were 42.96 million and 42.95 million, respectively.

Tiptree Financial’s Class A book value per common share and the Company’s book value per share are presented below.

Book value per share - Tiptree Financial
(in thousands, except per share data)	March 31, 2016	December 31, 2015
Total stockholders’ equity of Tiptree Financial	$318,373	$312,840
Class A common stock outstanding	34,915	34,900
Class A book value per common share(1)	$9.12	$8.96

Book value per share - the Company
Total stockholders' equity	$409,718	$397,694
Less non-controlling interest at subsidiaries that are not wholly owned	$18,624	$15,576
Less tax asset or (liability) wholly owned by Tiptree Financial	$2,927	$12,456
Total stockholders’ equity	$388,167	$369,662

Class A common stock outstanding	34,915	34,900
Class A common stock issuable upon exchange of partnership units of TFP	8,049	8,049
Total shares	42,964	42,949

Company book value per share	$9.03	$8.61

Notes:
(1) See Note 25—Earnings per Share, in the Form 10-Q for the quarter ended March 31, 2016, for further discussion of potential dilution from warrants.